Exhibit 99.3

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED TOMOKA ANNOUNCES RESULTS OF INDEPENDENT INVESTIGATION

February 9, 2016 – DAYTONA BEACH, FLORIDA – Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company”) today announced that the Audit Committee of the Board of Directors of CTO has conducted a review of allegations raised in recent correspondence from Wintergreen Advisers, LLC, including the allegation that CTO has made misleading statements regarding the use and calculation of leverage, allegations regarding the non-disclosure of internal measurements of net asset value ("NAV") and allegations regarding CTO's investments in financial derivatives and disclosure thereof (the "Allegations"). The Audit Committee is comprised of three independent Directors of CTO, Messrs. William L. Olivari, John J. Allen, and Howard C. Serkin, and was assisted by the independent law firm of Simpson Thacher & Bartlett LLP and forensic accounting professionals at AlixPartners LLP.

The independent review involved both extensive document review as well as interviews with senior management and board members. The review found no credible evidence supporting any of Wintergreen's allegations of possible violations of federal securities laws in connection with the Allegations and also concluded that CTO's public disclosure with respect to the Allegations was adequate. The review found no evidence of intentional wrongdoing by management, including no evidence that management attempted to conceal material information from investors. The review also concluded that CTO has a robust disclosure process, actively overseen by the Audit Committee and the Board, and that there was no credible evidence that CTO's financial disclosures regarding the Allegations were not in conformance with GAAP. The Audit Committee also found that the Board has at all times been actively supervising management, and continues to do so.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.7 million square feet of income properties, as well as over 10,500 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

"SAFE HARBOR"

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,”  anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include uncertainties associated with closing land transactions, including the likelihood, timing, and final transaction terms thereof, the estimate of the cost of completing infrastructure work affiliated with certain land transactions and the impact on the total estimated gain as well as the timing of the recognition of that gain, our ability to obtain necessary governmental approvals for our land transactions or to satisfy other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.